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                                  EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      We consent to the incorporation by reference in the registration statement of First Community Financial Corporation on Form S-8 (File No. 333-79231) of our report dated February 2, 2001, on our audits of consolidated financial statements of First Community Financial Corporation as of December 31, 2000 and for each of the three years in the period ended December 31, 2000, which report has been included in the Annual Report on Form 10-KSB.


                                   By:  /s/ PricewaterhouseCoopers LLP
                                        ------------------------------


Raleigh, North Carolina

March 26, 2001.